Exhibit 15
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
May 12, 2011
Commissioners:
We are aware that our report dated May 10, 2011 on our review of interim financial information of Ford Motor Company for the three month periods ended March 31, 2011 and 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in its Registration Statement on Form S-3 dated May 12, 2011.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan